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                                                                    EXHIBIT 99.4


                           PACKARD BIOSCIENCE COMPANY
                              800 RESEARCH PARKWAY
                           MERIDEN, CONNECTICUT 06450

                                      PROXY


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
MEETING OF STOCKHOLDERS OF PACKARD BIOSCIENCE COMPANY TO BE HELD          ,
2001. IF NO INSTRUCTIONS TO THE CONTRARY ARE GIVEN THIS PROXY WILL BE VOTED "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

The undersigned hereby appoints Emery G. Olcott, Ben D. Kaplan and Timothy O. White, Jr., jointly and severally, proxies, with the power of substitution and with the authority in each to act in the absence of the other, to vote all shares the undersigned is entitled to vote at the Special Meeting of
Stockholders to be held 10:00 a.m., local time on          , 2001, at the Ramada
Plaza Hotel, 275 Research Parkway, Meriden, Connecticut, and at any postponements or adjournments thereof, on all matters set forth on the reverse side hereof.

                  (continued and to be signed on reverse side)
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            PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE: [X]


THE PACKARD BIOSCIENCE COMPANY BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. Proposal 1. Proposal to adopt the Agreement and Plan of Merger, dated as of July 13, 2001, among PerkinElmer, Inc. ("PerkinElmer"), Pablo Acquisition Corp., a wholly owned subsidiary of PerkinElmer and Packard BioScience Company and approve the merger contemplated thereby.

            [ ]  FOR              [ ]  AGAINST            [ ]  ABSTAIN

2. By returning this proxy card you are conferring upon management the authority to vote upon such other business as may properly come before the Packard BioScience Company special meeting or any postponements or adjournments thereof.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX (SEE ABOVE), BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. HOWEVER, THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD.

Please sign exactly as your name appears herein. If shares are held jointly, all holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person, indicating, where proper, official position or representative capacity.

The undersigned hereby acknowledges receipt of the notice of the special meeting
and the proxy statement/prospectus dated        , 2001.

                                Dated:                                    , 2001
                                       -----------------------------------


                                ------------------------------------------------
                                                  (signature)

                                ------------------------------------------------
                                          (signature if held jointly)

                                ------------------------------------------------
                                          (signature if held jointly)

                             VOTES MUST BE INDICATED
                          [X] IN BLACK OR BLUE INK. [X]

                   PLEASE SIGN, DATE AND RETURN THE PROXY CARD
                           PROMPTLY USING THE ENCLOSED
                                    ENVELOPE.